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                                                                     EXHIBIT 5.1




                                October 25, 2002



Encore Acquisition Company
EAP Energy, Inc.
EAP Operating, Inc.
Encore Operating, L.P.
EAP Energy Services, L.P.
777 Main Street, Suite 1400
Fort Worth, Texas 76102

EAP Properties, Inc.
1209 Orange Street
Wilmington, Delaware 19801

         Re:  Registration Statement on Form S-4 (Registration No. 333-99557)

Ladies and Gentlemen:

         This firm has acted as counsel to Encore Acquisition Company, a Delaware corporation (the "Company") and the following "Subsidiary Guarantors":
EAP Energy, Inc., a Delaware corporation ("EAP Energy"), EAP Operating, Inc., a Delaware corporation ("EAP Operating"), EAP Properties, Inc., a Delaware corporation ("EAP Properties," together with EAP Energy and EAP Operating, the "Corporate Guarantors"), Encore Operating, L.P., a Texas limited partnership ("Encore Operating") and EAP Energy Services, L.P., a Texas limited partnership ("Energy Services," together with Encore Operating, the "Partnership Guarantors") in connection with the filing of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for (i) the proposed offer by the Company to exchange (the "Exchange Offer") all outstanding 8 3/8% Senior Subordinated Notes due 2012 (the "Original Notes") of the Company for new 8 3/8% Senior Subordinated Notes due 2012 (the "Exchange Notes") of the Company and (ii) guarantees of the Exchange Notes (the "Subsidiary Guarantees") by the Subsidiary Guarantors. The Original Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture (the "Indenture"), dated as of June 25, 2002, among the Company, Wells Fargo Bank, N.A., as Trustee, and the Subsidiary Guarantors.


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Encore Acquisition Company
October 25, 2002
Page 2 of 4


         In connection with this opinion, we have reviewed all documents that we consider necessary, in our professional judgment, to render the opinions expressed herein. We have assumed that: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true and correct copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a corporation were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

         Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

         1. The Company and the Corporate Guarantors were incorporated, exist and are in good standing under the laws of the State of Delaware, and the Partnership Guarantors were formed and exist as limited partnerships under the laws of the State of Texas.

         2. The issuance of the Exchange Notes has been duly authorized by the Company and, upon the due execution, authentication and delivery of the Exchange Notes in accordance with the terms of the Indenture against the exchange of the Original Notes in accordance with the terms and conditions set forth in the Prospectus constituting a part of the Registration Statement, the Exchange Notes will be validly issued.

         3. When (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Notes have been duly executed, sealed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with the terms of the Indenture except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditor's rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

         4. (a) The Subsidiary Guarantee by each Corporate Guarantor has been duly authorized by each of such Corporate Guarantors and
                  (b) the Subsidiary Guarantee by each Partnership Guarantor has been duly authorized on behalf of


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Encore Acquisition Company
October 25, 2002
Page 3 of 4


                  such Partnership Guarantor by its respective general partner, and when (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Notes have been duly executed, sealed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, and the Subsidiary Guarantees have been executed by each of the Corporate Guarantors and the Partnership Guarantors and attached thereto in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer, each such Subsidiary Guarantee will constitute the valid and binding obligation of each of the Corporate Guarantors and the Partnership Guarantors, entitled to the benefits of the Indenture and enforceable in accordance with the terms of such Subsidiary Guarantee except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditor's rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

         This opinion is further limited and qualified in all respects as follows:

                  A. This opinion is specifically limited to matters of the existing laws of the States of Texas and Delaware and the laws of the United States of America; provided, however, that the opinion in numbered paragraph 2 relating to provisions of the Indenture and the opinions in numbered paragraphs 3 and 4 relating to the enforceability of the Exchange Notes and Subsidiary Guarantees are each limited solely to the existing laws of the State of New York. Except as expressly stated in the foregoing sentence, we express no opinion as to the applicability of the laws of any other particular jurisdiction to the transactions described in this opinion.

                  B. This opinion is limited to the specific opinions stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

                  C. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

         We hereby consent to the use of this opinion in the above-referenced Registration Statement. In giving such consent, we do not admit that we come within the category of persons

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Encore Acquisition Company
October 25, 2002
Page 4 of 4


whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Respectfully submitted,

                                            /s/ KELLY, HART & HALLMAN

                                        KELLY, HART & HALLMAN
                                        (a professional corporation)